SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
                 OF THE SECURITIES EXCHANGE ACT OF 1934
                            (Amendment No. )
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                     Filed by the Registrant                 / X /
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               Filed by a party other than the Registrant    /   /
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Check the appropriate box:
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/   /  Preliminary Proxy Statement
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/   /  Confidential, for Use of the Commission Only (as
----   permitted by Rule 14a-6(e)(2))
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/   /  Definitive Proxy Statement
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/   /  Definitive Additional Materials
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/ X /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----   Sec. 240.14a-12

                    PUTNAM MASTER INTERMEDIATE INCOME TRUST
                       PUTNAM PREMIER INCOME TRUST
                      PUTNAM HIGH INCOME BOND FUND
            (Name of Registrant as Specified In Its Charter)

              (Name of Person(s) Filing Proxy Statement,
                    if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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/ X /  No fee required
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/   /  Fee computed on table below per Exchange Act Rule 14a
----   6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

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/   /  Fee paid previously with preliminary materials.
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/   /  Check box if any part of the fee is offset as provided
---- by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

PUTNAM INVESTMENTS

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                               Q&A
               Closed end proxy filings and lawsuits

The proxy statements that were filed with the Securities and Exchange Commission on April 23, 2004 for various Putnam closed-end funds, includes information regarding certain derivative lawsuits in which the Trustees of The Putnam Funds are named as defendants. Subsequent proxy statements filed for closed- and open-end funds will also contain this disclosure, updated as needed during the year.

The existence of these lawsuits has been disclosed in previous communications, including prospectuses and shareholder reports. Putnam Management believes that the likelihood that the pending lawsuits will have a material adverse financial impact on the fund is remote, and the pending actions are note likely to materially affect its ability to provide investment management services to its clients, including the Putnam funds.

Why is this information appearing now?

The disclosure is governed by specific SEC rules applicable to proxy statements in which shareholders are being asked to elect Trustees; the proxy statements are required annually for closed-end funds.

Proxies are generally filed approximately two months in advance of the shareholder meeting, so the current round of proxies are being filed in April for annual meetings to be held in June.

Why is there more detailed information about the lawsuits in the proxies?

The information required to be disclosed about lawsuits in the proxy statements is governed by SEC rules. These rules necessitate more detail than disclosures in fund prospectuses. Information about the lawsuits has previously appeared in fund prospectuses.

Which closed-end fund proxies contain this disclosure now?

The first three closed-end fund proxies to contain this information are:
Putnam Premier Income Trust
Putnam Master Intermediate Income Trust
Putnam High Income Bond Fund

These funds have annual meetings on June 10.

For the remaining 11 closed-end funds, which have annual meetings on October 7, filings will be made in August. These funds are:

Putnam High Income Opportunities Trust
Putnam High Yield Municipal Trust
Putnam California Investment Grade Municipal Trust
Putnam Municipal Bond Fund
Putnam Municipal Opportunities Trust
Putnam New York Investment Grade Municipal Trust
Putnam Managed Municipal Income Trust
Putnam Master Income Trust
Putnam Investment Grade Municipal Trust
Putnam Managed High Yield Trust
Putnam Tax-Free Health Care Fund

What about filings and shareholder meetings for the open-end funds and for Putnam Variable Trust funds?

According to the terms of the settlement agreement with the SEC, all of the Putnam open-end funds will also conduct special meetings in 2004 -- and every five years thereafter -- to elect Trustees, and to consider various other investment policy shareholder proposals.

The shareholder meeting for all retail open-end funds are expected to be held in November. The shareholder meeting for Putnam Variable Trust funds will be held in December.

Why have lawsuits been brought against Putnam?

It is not unusual for lawsuits to be brought against firms that have attracted significant media and regulatory attention.

Why are there multiple lawsuits?

Putnam does not control the number of actions filed. We note however that the claims asserted in the great majority of these cases are generally similar.

Are we trying to settle any of the lawsuits?

The cases have only recently been filed. As a general matter, we are not able to discuss ongoing litigation.

In some of the documents, many Putnam funds are listed. Does that mean that there was market timing in all of those funds?

No. Putnam does not know why all of the funds are listed, as Putnam is not involved in any way with the drafting of or filing of these lawsuits. In the past, Putnam has stated that market timing by former Putnam investment professionals was confined to a smaller number of funds.

How large will the settlements from the lawsuits be?

There are no settlements currently. The cases have only recently been filed. Any discussion of settlements is premature, and Putnam does not discuss ongoing litigation.